UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2006

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	0-20242	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California		94597
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 1.01	Entry into a Material Definitive Agreement.

On April 10, 2006, Central Garden & Pet Company (the “Company”) entered into a Modification and Extension of the Employment and Non-Compete Agreements dated February 27, 1998, as amended June 2, 2003, by and between the Company and Brooks M. Pennington III (the “Amendment”). The Amendment provides that Mr. Pennington will continue to serve as President and Chief Executive Officer of Pennington Seed, Inc. from May 31, 2006 through up to October 1, 2006. After this period, Mr. Pennington will transition from his role as President and Chief Executive Officer of Pennington and will become Director of Special Projects for the Company. In this capacity, Mr. Pennington will work as needed on projects that will utilize his experiences in the areas of potential acquisitions, strategic initiatives, industry trends and other opportunities. Mr. Pennington will continue to serve as a member of the Company’s Board of Directors.

The foregoing discussion is qualified in its entirety by the specific terms of the Amendment, a copy of which is attached as Exhibit 10.1 of this Form 8-K. The Amendment is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Modification and Extension of Employment Agreement and Noncompetition Agreement, dated as of April 10, 2006, between Central Garden & Pet Company and Brooks M. Pennington III.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ Stuart W. Booth
Stuart W. Booth
Executive Vice President and Chief Financial Officer

Dated: April 13, 2006

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Modification and Extension of Employment Agreement and Noncompetition Agreement, dated as of April 10, 2006, between Central Garden & Pet Company and Brooks M. Pennington III.

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